Exhibit 99.1

VF Corporation Announces Intention to Create Two Independent, Publicly Traded Companies

  Company Plans Tax-Free Spin-off of Jeans Business to VF Shareholders
  Separation to Create Enhanced Prospects for Long-Term Value Creation
  Transaction Expected to be Completed in the First Half of Calendar 2019

GREENSBORO, N.C.--(BUSINESS WIRE)--August 13, 2018--VF Corporation (NYSE: VFC), a global leader in branded lifestyle apparel, footwear and accessories, today announced that its Board of Directors intends to separate the company into two independent, publicly traded companies: VF Corporation, a global apparel and footwear powerhouse, and a yet-to-be named company (NewCo), which will hold VF’s Jeans and VF Outlet businesses and will be a global leader in the denim category. The company expects to create these companies through a tax-free spin-off of NewCo to VF’s shareholders.

“As shown by our recent quarterly results, VF continues to gain momentum on our transformation journey, marked by strong progress on our strategic initiatives and portfolio management,” said Steve Rendle, Chairman, President and Chief Executive Officer. “With these strong foundations in place, we are now ideally positioned to create two independent, leading, global companies. In alignment with our strategic plan, the decision to separate these businesses will allow VF to sharpen its focus as a consumer-centric and retail-minded organization anchored in activity-based lifestyle brands. Our Jeans platform is a successful, sustainable business with iconic global brands and a clear path to value creation as a standalone entity. This exciting step forward will mean that both VF and NewCo have the resources, management focus and financial flexibility to thrive in a dynamic consumer marketplace, creating an even brighter future for both organizations and all of their stakeholders.”

Compelling Strategic Rationale

During the past several years, VF has undertaken a series of transformational portfolio actions that have driven superior value creation, including an annualized total shareholder return of more than 17 percent since 2000 – ranking the company in the top 10 percent of S&P 500 Index performers during that period.

In 2017, VF unveiled its five-year growth priorities. These included a disciplined reshaping of the brand portfolio to better position the company for long-term success in a quickly changing business landscape. Since then, VF has pursued a range of opportunities pivotal to its portfolio transformation, including the acquisitions of Williamson-Dickie, and the Icebreaker® and Altra® brands, and the divestitures of the Nautica® brand and the Licensed Sports Group, including the Majestic® brand. Through these actions, the company has sharpened its focus on activity-based outdoor, active and work lifestyles.

As VF continues implementing its 2021 strategic growth plan, its Board of Directors has consistently explored opportunities to enhance long-term shareholder value, and believes that separating these businesses into two, independent, publicly traded companies is the best path forward. The strategic priorities and financial characteristics of VF and NewCo have evolved over time and the synergies across these businesses have become less clear. Enabling the Jeans business to operate independently from VF will allow it to focus on its long-term strategic priorities and achieve even greater potential as a separate company with a separate management team.

The company believes the separation will offer several benefits:

  Both companies will benefit from enhanced strategic and management focus;
  Each company will benefit from reduced managerial and operational complexity;
  Both companies will be able to optimize their distinct capabilities and focus investment on independent growth priorities, positioning each for stronger, more sustainable value creation;
  Each company will have a flexible capital structure with the ability to fund targeted profitable growth; and,
  The operational and financial profile of each company will more closely align with its natural investor type.

A More Focused VF

The separation will sharpen VF’s focus as a global apparel and footwear powerhouse with a portfolio of iconic brands in highly attractive and growing consumer segments and categories, leading to enhanced long-term revenue growth and margin expansion. With estimated annual revenue of more than $11 billion, the new VF will have a mid-teen total shareholder return target, including a strong dividend yield in line with the S&P 500. Building on VF’s successful track record of acquiring and accelerating brand growth, the separation will give the company more flexibility to pursue its M&A strategy, explore new growth vectors and apply even more investment behind its organic brand portfolio.

Consistent with its enhanced focus on the outdoor and active consumer, VF will move its global headquarters to the metro Denver area, which will also serve as the home for The North Face®, JanSport®, Smartwool®, Altra® and Eagle Creek® brands and both VF’s Global Innovation Center for technical fabrics and Digital Lab. The new Colorado location will be staffed by brand leaders and associates, innovation staff, certain members of VF’s global leadership team and other corporate functions.

“Locating these brands, along with select VF leaders, at the base of the Rocky Mountains will enable us to accelerate innovation, unlock collaboration across brands and functions, attract and retain talent and connect with consumers,” said Rendle, who will continue to lead VF.

A Global Leader in Denim

NewCo will be a global leader in the denim category, with iconic brands steeped in rich heritage and authenticity, including the Wrangler® and Lee® brands. The VF Outlet business will be part of NewCo’s portfolio.

With estimated annual revenue of more than $2.5 billion and a high single-digit total shareholder return target, NewCo will have an attractive financial profile, including a sustainable high dividend yield. NewCo will have a best-in-class supply chain, channel and category management expertise, reinforced by deep and long-standing relationships with leading global retailers. Additionally, NewCo will have diversified geographic exposure and plans to further extend its geographic footprint with a sharp focus on Asia, building on its established presence in China. NewCo also will have the opportunity to expand its distribution to new customers and categories, with a focus on both their owned and wholesale digital partner channels. NewCo expects to unlock significant scale and cost efficiencies by streamlining operations, providing flexibility to pursue strategic acquisitions over time.

The company also today announced the anticipated designation of Scott Baxter as Chief Executive Officer of NewCo and Rustin Welton as Chief Financial Officer, effective upon completion of the transaction.

“Scott is an extremely talented leader who has a long track record of success, which includes leading the Jeans business from 2011 through 2015, a period during which the business grew at a mid-single-digit rate,” said Rendle. “There’s no one more qualified and appropriate to serve as CEO than Scott. I am confident he will do an exceptional job as CEO of NewCo.”

The company plans to announce additional members of the NewCo executive team and further details on the composition of the Board of Directors ahead of the completion of the transaction.

NewCo’s global headquarters will be in Greensboro, N.C. The Lee® brand will move its headquarters to Greensboro from Kansas City, joining the Wrangler® brand.

Rendle added, “We’re proud of our Greensboro, N.C., roots and remain committed to the community, including a strong ongoing employment presence. Combined with the relocation of the Lee® brand from Kansas City and the establishment of a major new public company with Greensboro headquarters, we expect that total VF and NewCo employment in the area will remain at current levels.”

“This is great news for our associates, who will become part of two more sharply-focused, dynamic companies, with the ability to build even stronger partnerships with customers and deliver fantastic innovation for consumers,” he said. “I want to thank all of our outstanding colleagues for the extraordinary work they have done to get us to this point. Their talent, passion and hard work will allow both VF and NewCo to succeed long into the future.”

Next Steps

The separation is currently targeted to be completed in the first half of calendar 2019, subject to final approval by the company’s Board of Directors, customary regulatory approvals and tax and legal considerations. Throughout the separation process, VF management will remain committed to business as usual with all key stakeholders, including customers, employees and local communities.

Investor days will be held for both VF and NewCo during the first half of calendar 2019.

Barclays is acting as financial advisor to VF Corporation and Davis Polk and Wardwell LLP is acting as legal advisor.

Webcast, Conference Call and Presentation Materials

VF will host a conference call to discuss the transaction at 8:00 a.m. Eastern Time today. Webcast registration and presentation materials are accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location. Those interested to participate in the call may dial (877) 407-8129 (domestic) or (201) 493-6710 (international).

Additional information regarding the proposed separation is available at TwoGlobalLeaders.com.

About VF

VF Corporation (NYSE: VFC) outfits consumers around the world with its diverse portfolio of iconic lifestyle brands, including Vans®, The North Face®, Timberland®, Wrangler® and Lee®. Founded in 1899, VF is one of the world’s largest apparel, footwear and accessories companies with socially and environmentally responsible operations spanning numerous geographies, product categories and distribution channels. VF is committed to delivering innovative products to consumers and creating long-term value for its customers and shareholders. For more information, visit www.vfc.com.

Forward-Looking Statements

Certain statements included in this release and attachments are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” “may,” “believe,” “intend,” and “plan,” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to: foreign currency fluctuations; the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; VF’s reliance on a small number of large customers; the financial strength of VF’s customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior, intense competition from online retailers, manufacturing and product innovation; increasing pressure on margins; VF’s ability to implement its business strategy; VF’s ability to grow its international and direct-to-consumer businesses; VF’s and its customers’ and vendors’ ability to maintain the strength and security of information technology systems; stability of VF’s manufacturing facilities and foreign suppliers; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; and adverse or unexpected weather conditions; and risks associated with the proposed spin-off of our Jeans business and our ability to realize the expected benefit of the spin-off. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the Securities and Exchange Commission, including VF’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Our forward-looking statements in this release and attachments speak only as of the date of this release and attachments. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise. Additional information about the company is contained in the company’s filings with the SEC and is available on VF’s website, www.vfc.com.

CONTACT:
VF Corporation
Investors:
Joe Alkire, 336-424-7711
Vice President, Corporate Development, Investor Relations and Financial Planning & Analysis
joe_alkire@vfc.com
or
Media:
Craig Hodges, 336-424-5636
Senior Director, Corporate Communications
Craig_hodges@vfc.com